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                                                                Exhibit 2.k.(vi)

                                                  S&C Draft of February 16, 1999



                            FUND INDEMNITY AGREEMENT


                  FUND INDEMNITY AGREEMENT, dated as of February 17, 1999, between The Estee Lauder 1994 Trust, a trust organized under the laws of the State of New York (the "Selling Stockholder"), and Estee Lauder Automatic Common Exchange Security Trust II, a trust organized under the laws of the State of New York under and by virtue of an Amended and Restated Trust Agreement, dated as of February 17, 1999 (the "Trust Agreement") (such trust and the trustees thereof acting in their capacity as such being referred to herein as the "Trust").

                  WHEREAS, the Selling Stockholder desires to make provision for the payment of certain indemnification expenses of the Trust;

                  NOW, THEREFORE, in consideration of the premises and the mutual covenants contained in this Agreement, the parties agree as follows:

                  1. Definitions. Capitalized terms used herein and not defined herein shall have the meanings ascribed thereto in the Trust Agreement.

                  2. Agreement to Pay Expenses. The Selling Stockholder agrees to pay to the Trust, and hold the Trust harmless from, any expenses of the Trust arising under Sections 2.2(e) and 6.6 of the Administration Agreement, Section 15 of the Custodian Agreement, Section 5.4(b) of the Paying Agent Agreement and
Section 7.6 of the Trust Agreement (collectively, "Indemnification Expenses"). Subject to paragraph 4 hereof, payment hereunder by the Selling Stockholder shall be made in New York Clearing House funds no later than five Business Days after the receipt by the Selling Stockholder, pursuant to paragraph 3 hereof, of written notice of any claim for Indemnification Expenses.

                  3. Notice of Receipt of Claim. The Trustees shall give notice to, or cause notice to be given to, the Selling Stockholder in writing of any claim for Indemnification Expenses or any threatened claim for Indemnification Expenses immediately upon their acquiring knowledge thereof. Such written notice shall be accompanied


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by any demand, bill, invoice or other communication received from any third party claimant (a "Claimant") in respect of such Indemnification Expense.

                  4. Right to Contest. The Trust agrees that the Selling Stockholder may, and the Selling Stockholder is authorized on behalf of the Trustees and the Trust to, contest in good faith with any Claimant any amount contained in any claim for Indemnification Expense, provided, that if, within such time period as the Selling Stockholder shall determine to be reasonable, the Selling Stockholder and such Claimant are unable to resolve amicably any disagreement regarding such claim for Indemnification Expense, the Selling Stockholder shall retain counsel reasonably satisfactory to the Trust to represent the Trust in any resulting proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. It is understood that the Selling Stockholder shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel). The Selling Stockholder shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the Claimant, the Selling Stockholder agrees to indemnify the Trustees and the Trust from and against any loss or liability by reason of such settlement or judgment.

                  5. Statements and Reports. The Trustees shall collect and safekeep all demands, bills, invoices or other written communications received from third parties in connection with any claim for Indemnification Expenses and shall prepare and maintain adequate books and records showing all receipts and disbursements of funds in connection therewith. The Selling Stockholder shall have the right to inspect and to copy, at its expense, all such documents, books and records at all reasonable times and from time to time during the term of this Agreement.

                  6. Term of Contract. This Agreement shall continue in effect until the termination of the Trust in accordance with Section 8.3 of the Trust Agreement.


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                  7. No Assignment. No party to this Agreement may assign its rights or delegate its duties hereunder without the prior written consent of the other parties, except that the Trust may delegate any and all duties hereunder to the Administrator to the extent permitted by law.

                  8. Entire Agreement. This Agreement contains the entire agreement among the parties with respect to the matters contained herein and supersedes all prior agreements or understandings. No amendment or modification of this Agreement shall be valid unless the amendment or modification is in writing and is signed by all the parties to this Agreement.

                  9. Notices. All notices, demands, reports, statements, approvals or consents given by any party under this Agreement shall be in writing and shall be delivered in person or by telecopy or other facsimile communication or sent by first-class U.S. mail, registered or certified, postage prepaid, to the appropriate party at its address on the signature pages hereof or at such other address subsequently notified to the other parties hereto. Any party may change its address for purposes hereof by delivering a written notice of the change to the other parties. All notices, given under this Agreement shall be deemed received (a) in the case of hand delivery, on the day of delivery, (b) in the case of telecopy or other facsimile communication, on the day of transmission, and (c) in the case of mailing, on the third day after such notice was deposited in the mail.

                  11. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

                  12. Governing Law. This Agreement shall be governed by and be construed in accordance with the laws of the State of New York.

                  13. Counterparts. This Agreement may be signed in counterparts with all of such counterparts constituting one and the same instrument.


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                  IN WITNESS WHEREOF, the parties have caused this Fund
Indemnity Agreement to be executed by their authorized representatives the date first above written.



                                            THE ESTEE LAUDER 1994 TRUST



                                            By _________________________________
                                            Name: Spencer G. Smul
                                                  as Attorney-in-Fact



                                            ESTEE LAUDER AUTOMATIC COMMON
                                             EXCHANGE SECURITY TRUST II



                                            ____________________________________
                                            Name: William R. Latham III,
                                                    as Trustee
                                            Address: Department of Economics
                                                     University of Delaware
                                                     Newark, Delaware  19716



                                            ____________________________________
                                            Name: James B. O'Neill,
                                                    as Trustee
                                            Address: Center for Economic
                                                       Education and
                                                       Entrepreneurship
                                                     University of Delaware
                                                     Newark, Delaware  19716



                                            ____________________________________
                                            Name: Donald J. Puglisi,
                                                    as Trustee
                                            Address: Department of Finance
                                                     University of Delaware
                                                     Newark, Delaware  19716

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